EXHIBIT 24
                                                       POWER OF
ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Florida East Coast Industries, Inc., a corporation organized under the laws of the state of Florida (the "Company"), hereby constitutes and appoints Robert W. Anestis and
T. Neal Smith (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents for him and her on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, no par value, of the Company, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.


Signature                     Title                   Date
/s/ J. Nelson Fairbanks      Director           March 1, 1999
J. Nelson Fairbanks

/s/ J.C. Belin               Director           March 1, 1999
J.C. Belin

/s/ A.C. Harper              Director           March 1, 1999
A.C. Harper

/s/ Adolfo Henriques         Director           March 1, 1999
Adolfo Henriques

/s/ J.J. Parrish, III        Director           March 1, 1999
J.J. Parrish, III

/s/ W.L. Thornton            Director           March 1, 1999
W.L. Thornton

/s/ R.S. Ellwood             Director           March 1, 1999
R.S. Ellwood

/s/ P.S. Rummell             Director           March 1, 1999
P.S. Rummell
